Board of Director Initial Grant Form
GSI Commerce, Inc.
2005 Equity Incentive Plan
Restricted Stock Unit Grant Notice
GSI Commerce, Inc. (the “Company”), pursuant to Section 7(c) of its 2005 Equity Incentive Plan (the “Plan”), hereby awards to you as a Participant under the Plan a Restricted Stock Unit for the number of shares of the Company’s Common Stock set forth below (the “Award”). This Award is subject to all of the terms and conditions as set forth herein and in (i) the applicable Restricted Stock Unit Agreement, which is attached hereto and incorporated herein in its entirety, and (ii) the Plan, which is available on the Company’s Intranet under the Legal and Human Resources sections and is incorporated herein in its entirety.

Participant:
Date of Grant:
Number of Shares subject to Award:	Your Services to the Company
Consideration:
Vesting Schedule: The shares subject to this Award will vest in accordance with the following schedule; provided that the vesting will cease upon the cessation of Participant’s Continuous Service as a member of the Company’s Board of Directors due to the Company’s termination or removal for Cause or due to Participant’s resignation:

25% of the total number of shares will vest on each of the first, second, third and fourth annual anniversary dates of the Date of Grant.
Additionally, in the event the Participant’s Continuous Service as a member of the Company’s Board of Directors ceases other than due to the Company’s termination or removal for Cause or due to Participant’s resignation, the award will vest in full upon such termination.  For the avoidance of doubt, not being re-nominated for election as a director will not in and of itself be considered termination or removal for Cause.
Additional Terms/Acknowledgements: You acknowledge receipt of, and understand and agree to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. You also acknowledge receipt of the 2005 Equity Incentive Plan Prospectus. You further acknowledge that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement, and the Plan set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards (as defined in the Plan) previously granted and delivered to you under the Plan, and (ii) the following agreements only:

Other Agreements:

GSI Commerce, Inc.		Participant

By:

	Signature		Signature

Name:		Name:

	Print		Print

Title:		Date:

Date:

Attachments: Restricted Stock Unit Agreement

Attachment I
Restricted Stock Unit Agreement
GSI Commerce, Inc.
2005 Equity Incentive Plan
Restricted Stock Unit Agreement
     Pursuant to your Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), GSI Commerce, Inc. (the “Company”) has granted you a Restricted Stock Unit under Section 7(c) of the GSI Commerce, Inc. 2005 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s common stock (the “Common Stock”) indicated in the Grant Notice (collectively, the “Award”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan or Grant Notice will have the same definitions as in the Plan.
     The details of your Award are as follows.
       1. Distribution of Shares of Common Stock. The Company will deliver to you a number of shares of Common Stock equal to the number of vested shares of Common Stock subject to your Award on the vesting date or dates provided in your Grant Notice. Notwithstanding the foregoing, in the event that the Company determines that your sale of shares of Common Stock on the date the shares subject to the Award are scheduled to be delivered (the “Original Distribution Date”) would violate its policy regarding insider trading of the Common Stock, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable following the next date that you could sell such shares pursuant to such policy; provided, however, that in no event shall the delivery of the shares be delayed pursuant to this provision beyond the later of: (1) December 31st of the same calendar year of the Original Distribution Date, or (2) the 15th day of the third calendar month following the Original Distribution Date.
       2. Consideration. The Common Stock delivered to you pursuant to your Award shall be deemed paid, in whole or in part, in consideration of your services to the Company in the amounts and to the extent required by law.
       3. Vesting. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice; provided that vesting will cease upon the termination of your Continuous Service unless and to the extent otherwise provided in your Grant Notice.
       4. Number of Shares. The number of shares of Common Stock subject to your Award referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments as set forth in the Plan.
       5. Conditions to Issuance and Delivery of Shares. Notwithstanding any other provision of this Agreement or the Plan, the Company will not be obligated to issue or deliver any shares of Common Stock pursuant to this Agreement (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock that the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company.

        6. Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. This Restricted Stock Unit Agreement shall be deemed to be signed by the Company and you upon the respective signing by the Company and you of the Restricted Stock Unit Grant Notice to which it is attached.
        7. Non-transferability. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Shares pursuant to Section 1 of this Agreement.
        8. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, Boards of Directors or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
        9. Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock awarded pursuant to this Agreement until such shares are issued to you pursuant to Section 1 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

     10. Withholding Obligations.
     (a) On or before the time you receive a distribution of shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from, at the Company’s election, vested shares of Common Stock distributable to you, payroll and any other amounts payable to you and otherwise agree to make adequate provision for, as determined by the Company, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.
     (b) Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares of Common Stock.
     11. Notices. All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid. Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence. Notices to the Company or the Board shall be delivered or sent to GSI’s headquarters, 935 First Avenue, King of Prussia, PA 19406, to the attention of its Chief Financial Officer and its General Counsel. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or its transfer agent.
     12. Headings. The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
     13. Amendment. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Board (or appropriate committee thereof) by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, including with respect to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
     14. Miscellaneous.
     (a) The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may not be assigned by you, except with the prior written consent of the Company.
     (b) The benefits provided under this Agreement are intended to be subject to a “substantial risk of forfeiture” under Code Section 409A, and to be payable within the “short term deferral period” under such statute following lapse of the applicable forfeiture conditions.
     (c) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
     (d) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
     15. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. The Board (or appropriate committee thereof) will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) will be final and binding upon you, the Company, and all other interested persons. No member of the Board (or appropriate committee thereof) will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     16. Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any subsidiary’s employee benefit plans.
     17. Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.
     Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.